UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 20, 2020

Major League Football, Inc. (MLFB)
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7319 Riviera Cove, #7, Lakewood Ranch, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code : (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company
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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In furtherance of MFLB’s desire to sustain and grow the business, the President and Sole Director of MFLB has appointed three additional Directors to serve until the annual shareholders meeting. All three directors will serve for no compensation.

The three Appointed Directors are:

William G. Lyons, Chief Strategist, William Lyons Associates, Inc. and Founder and Principal at BDB Entertainment Group.

John JJ Coyne, Executive Vice President, MLFB

Britt Jennings, Manager, Bedrock Loans, LLC

Resumes of each director are attached as Exhibits.

Item 8.1 Other Events

Subject to the timing of our funding, we are planning a Demonstration Season for 2020 consisting of either a 4 team 6 game season beginning with a full training camp in early May or a 3 team 4 game season with the same training camp dates. All games will be played in the cities and stadiums where we have established facility arrangements in Ohio, Virginia and Arkansas in May and June, 2020. We have also been in discussions with cities in Alabama, Texas and Florida. We plan to televise all our games.

We are in discussions with individual investors to raise 5 million dollars by March 31, 2020 and a tiered subsequent raise of 25 million by September 30, 2020 which will cover the Company’s anticipate expenses for its 6 team 8 game regular season for 2021. The 5 million raise will cover all expenses for the games planned for 2020 and the Company’s anticipated expenses for that period.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Frank Murtha
Frank Murtha, Senior Executive VP

Dated: February 21, 2020

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Exh. 10.1	Resumes of Directors

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